EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES FOURTH QUARTER 2024 RESULTS

New York, March 19, 2025 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 and Subsequent Events
•Revenue was $14.9 million compared to $15.4 million for the fourth quarter of 2023 due, in part, to the sale of 9 Times Square
•Net loss attributable to common stockholders was $6.7 million or $2.60 per share, compared to net loss of $73.9 million, or $32.27 per share, in the fourth quarter of 2023
•Adjusted EBITDA was $1.3 million
•Cash net operating income (“NOI”) was $6.4 million compared to $6.3 million in the same quarter of 2023
•77% of annualized straight-line rent from top 10 tenants(1) is derived from investment grade or implied investment grade(2) rated tenants with a weighted-average remaining lease term(3) of 8.0 years as of December 31, 2024

Full Year 2024 Highlights
•Revenue was $61.6 million compared to $62.7 million in 2023 due, in part, to the sale of 9 Times Square
•Net loss attributable to common stockholders was $140.6 million compared to $105.9 million for 2023
•Adjusted EBITDA was $11.8 million compared to $12.3 million for the full year 2023
•Cash NOI was $27.6 million compared to $27.3 million in 2023
•Portfolio occupancy of 80.8% with a weighted-average remaining lease term of 6.3 years as of December 31, 2024
•Completed five new leases totaling 37,407 square feet and $2.0 million in straight-line rent
•Portfolio debt, as of December 31, 2024, is 100% fixed-rate with a 4.4% weighted-average interest rate and 3.6 years of weighted-average debt maturity
•Conservative balance sheet with net leverage of 56.9% as of December 31, 2024

CEO Comments
“In the fourth quarter we completed the sale of 9 Times Square and relaunched the marketing process for 123 William Street and 196 Orchard Street as we continue our expanded asset diversification strategy,” said Michael Anderson, CEO of ASIC. “At the same time, we grew Cash Net Operating Income in both the fourth quarter and for the full year 2024 compared to the same period in 2023. We remain focused on aggressively leasing our portfolio to high quality tenants in 2025.”

Financial Results

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenue from tenants	$14,889	$15,380	$61,570	$62,710

Net loss attributable to common stockholders	$(6,650)	$(73,876)	$(140,591)	$(105,924)
Net loss per common share (a)	$(2.60)	$(32.27)	$(56.51)	$(47.57)
__________
(1)All per share data has been retroactively adjusted to reflect the 1-for-8 reverse stock split that occurred on January 11, 2023. Per share data is based on 2,557,080 and 2,289,094 basic weighted-average shares outstanding for the three months ended December 31, 2024 and 2023, respectively and 2,487,827 and 2,226,721 for the years ended December 31, 2024 and 2023, respectively.

Real Estate Portfolio
The Company’s portfolio consisted of six properties and comprised 1.0 million rentable square feet as of December 31, 2024. Portfolio metrics include:
•81% leased, compared to 87% at the end of fourth quarter 2023, with 6.3 years remaining weighted-average lease term
•77% of annualized straight-line rent(4) from top 10 tenants derived from investment grade or implied investment grade tenants
•72% office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources
As of December 31, 2024, the Company had $9.8 million of cash and cash equivalents(5). The Company’s net debt(6) to gross asset value(7) was 56.9%, with net debt of $340.2 million.
All of the Company’s debt was fixed-rate as of December 31, 2024. The Company’s total combined debt had a weighted-average interest rate of 4.4%(8).
The Company’s debt was a weighted-average debt maturity of 3.6 years.

Footnotes/Definitions
(1)Top 10 tenants based on annualized straight-line rent as of December 31, 2024.
(2)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2024. Top 10 tenants are 54.9% actual investment grade rated and 21.9% implied investment grade rated.
(3)The weighted-average remaining lease term (years) is based on annualized straight-line rent as of December 31, 2024.
(4)Annualized straight-line rent is calculated using the most recent available lease terms as of December 31, 2024.
(5)Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $10.0 million.
(6)Total debt of $350.0 million less cash and cash equivalents of $9.8 million as of December 31, 2024. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
(7)Defined as the carrying value of total assets of $507.1 million plus accumulated depreciation and amortization of $91.1 million as of December 31, 2024.
(8)Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on March 19, 2025 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-888-330-3127
International Dial-In: 1-646-960-0855
Conference ID: 5954637

Conference Replay*
Domestic Dial-In (Toll Free): 1-800-770-2030
International Dial-In: 1-609-800-9909
Conference ID: 5954637#
*Available one hour after the end of the conference call through June 19, 2025

About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.

Important Notice Regarding Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, (f) that we may not be able to continue to meet the New York Stock Exchange's ("NYSE") continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 19, 2025 and all other filings with the Securities and Exchange Commission after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Accounting Treatment of Rent Deferrals
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Contacts:
Investors and Media:
Email: investorrelations@americanstrategicinvestment.com
Phone: (866) 902-0063

American Strategic Investment Co.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	December 31,
	2024	2023
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$129,517	$188,935
Buildings and improvements	341,314	479,265
Acquired intangible assets	19,063	56,929
Total real estate investments, at cost	489,894	725,129
Less accumulated depreciation and amortization	(91,135)	(144,956)
Total real estate investments, net	398,759	580,173
Cash and cash equivalents	9,776	5,292
Restricted cash	9,159	7,516
Operating lease right-of-use asset	54,514	54,737
Prepaid expenses and other assets	5,233	6,150
Derivative asset, at fair value	—	400
Straight-line rent receivable	23,060	30,752
Deferred leasing costs, net	6,565	9,152
Total assets	$507,066	$694,172

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$347,384	$395,702
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $317 and $20 at December 31, 2024 and 2023, respectively)	15,302	12,975
Operating lease liability	54,592	54,657
Below-market lease liabilities, net	1,161	2,061
Derivative liability, at fair value	—	—
Deferred revenue	3,041	3,983
Total liabilities	421,480	469,378

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2024 and 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 1,886,298 (1) and 1,659,717 (1) shares issued and outstanding as of December 31, 2022 and 2021, respectively	27	23
Additional paid-in capital	731,429	729,644
Accumulated other comprehensive earnings (loss)	—	406
Distributions in excess of accumulated earnings	(645,870)	(505,279)
Total stockholders' equity	85,586	224,794
Non-controlling interests	—	—
Total equity	85,586	224,794
Total liabilities and stockholders' equity	$507,066	$694,172
_____
(1)Retroactively adjusted to reflect the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue from tenants	$14,889	$15,380	$61,570	$62,710

Operating expenses:
Asset and property management fees to related parties	1,927	1,926	7,751	7,680
Property operating	8,746	8,230	34,185	33,797
Impairment of real estate investments	—	66,053	112,541	66,565
Equity-based compensation	92	151	408	5,863
General and administrative	2,690	1,824	9,216	9,375
Depreciation and amortization	3,582	6,332	18,408	26,532
Total operating expenses	17,037	84,516	182,509	149,812
Operating (loss) income	(2,148)	(69,136)	(120,939)	(87,102)
Gain/loss on sale of real estate	(276)	—	(276)	—
Other income (expenses):
Interest expense	(4,311)	(4,749)	(19,488)	(18,858)
Other income (expenses)	85	9	112	36
Total other expense	(4,502)	(4,740)	(19,652)	(18,822)
Net loss before income taxes	(6,650)	(73,876)	(140,591)	(105,924)
Income tax expense	—	—	—	—
Net loss and Net loss attributable to common stockholders	$(6,650)	$(73,876)	$(140,591)	$(105,924)

Weighted-average shares outstanding — Basic and Diluted (1)	2,557,080	2,289,094	2,487,827	2,226,721
Net loss per share attributable to common stockholders — Basic and Diluted (1)	$(2.60)	$(32.27)	$(56.51)	$(47.57)
_____
(1)Retroactively adjusted to reflect the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net loss and Net loss attributable to common stockholders	$(7,608)	$(91,851)	$(34,482)	$(6,650)	$(140,591)
Depreciation and amortization	5,261	5,151	4,414	3,582	18,408
Interest expense	4,697	5,201	5,279	4,311	19,488
Income tax expense	—	—	—	—	—
EBITDA	2,350	(81,499)	(24,789)	1,243	(102,695)
Impairment of real estate investments	—	84,724	27,817	—	112,541
Acquisition, transaction and other costs	—	—	—	—	—
Listing expenses	—	—	—	—	—
Vesting and conversion of Class B Units	—	—	—	—	—
Equity-based compensation	54	186	76	92	408
Other income (expenses)	(9)	(9)	(9)	(85)	(112)
Management fees paid in common stock to the Advisor in lieu of cash	533	1,077	—	—	1,610
Adjusted EBITDA	2,395	3,402	3,095	1,250	11,752
Asset and property management fees to related parties	1,371	850	1,994	1,927	6,142
General and administrative	2,801	1,964	1,762	2,689	9,216
NOI	6,567	6,216	6,851	5,866	27,110
Accretion of below- and amortization of above-market lease liabilities and assets, net	(55)	(57)	(219)	(145)	(476)
Straight-line rent (revenue as a lessor)	(30)	153	102	644	869
Straight-line ground rent (expense as lessee)	27	27	27	28	109
Cash NOI	$6,509	$6,339	$6,761	$6,393	$27,612

Cash Paid for Interest:
Interest expense	$4,697	$5,201	$5,279	$4,311	$19,488
Amortization of deferred financing costs	(386)	(377)	(373)	(25)	(1,161)
Total cash paid for interest	$4,311	$4,824	$4,906	$4,286	$18,327

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

Three Months Ended
December 31, 2023
Net loss attributable to common stockholders	$(73,878)
Depreciation and amortization	6,332
Interest expense	4,749
EBITDA	(62,797)
Equity-based compensation	151
Other income	(9)
Management fees paid in common stock to the Advisor in lieu of cash
Adjusted EBITDA	3,397
Asset and property management fees to related parties	1,926
General and administrative	1,824
NOI	7,147
Accretion of below- and amortization of above-market lease liabilities and assets, net	(25)
Straight-line rent (revenue as a lessor)	(848)
Straight-line ground rent (expense as lessee)	28
Cash NOI	$6,302

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.